Exhibit 23.0

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement of First Bancorp of Indiana, Inc. on Form S-8 (File Nos. 333-36076, 333-76046 and 333-111554) of our report dated August 16, 2006, on our audits of the consolidated financial statements of First Bancorp of Indiana, Inc. as of June 30, 2006 and 2005, and for the years ended June 30, 2006, 2005 and 2004, which report is incorporated by reference in this Annual Report on Form 10-KSB.

Evansville, Indiana
September 25, 2006